Exhibit 5.1

O. 702.949.8200

3993 Howard Hughes Parkway
Suite 600

Las Vegas, NV 89169
lewisroca.com

August 9, 2023

Riot Platforms, Inc.
Attn: Colin Yee
3855 Ambrosia Street, Suite 301
Castle Rock, CO 80109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Riot Platforms, Inc. a Nevada corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate number of shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), having an aggregate initial offering price of up to $750,000,000, pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-259212) filed on August 31, 2021 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter, including having examined the Registration Statement and form of prospectus included therein, the prospectus supplement dated August 9, 2023 (the “Prospectus Supplement”) which forms a part of the Registration Statement, and that certain Sales Agreement, dated as of August 9, 2023 (the “Sales Agreement”), by and between the Company and Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Compass Point Research & Trading, LLC, Northland Securities, Inc., Moelis & Company LLC, and Stifel Nicolaus Canada Inc.  With your consent, we have relied upon corporate records, certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Corporation Law of the State of Nevada, Nevada Revised Statutes Chapter 78 (“Nevada Corporation Law”), and we express no opinion with respect to any other laws, including any federal securities law, or any state securities or “blue sky” laws or regulations.

LEWIS ROCA ROTHGERBER CHRISTIE LLP

Riot Platforms, Inc. August 9, 2023 Page 2

In rendering the opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy, and completeness of the factual statements contained in all of such documents; (f) the legal, valid, and binding effect of all such documents on the parties thereto; (g) the Company will act in accordance with its representations and warranties as set forth in the documents; (h) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus Supplement; (i) each person executing relevant documents (other than persons executing documents on behalf of Company) has the legal capacity and authority to do so; and (j) no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.The issuance and sale by the Company of the Shares as provided in the Registration Statement and the Prospectus Supplement have been duly and validly authorized by all necessary corporate action of the Company.

2.When the Shares have been issued and sold by the Company and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, such Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with any and all applicable notice requirements regarding uncertificated shares pursuant to the Nevada Corporation Law. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus Supplement and may be relied upon by you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference of our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

LEWIS ROCA ROTHGERBER CHRISTIE LLP

Riot Platforms, Inc. August 9, 2023 Page 3

Very truly yours,

/s/ Lewis Roca Rothgerber Christie LLP

LEWIS ROCA ROTHGERBER CHRISTIE LLP

LEWIS ROCA ROTHGERBER CHRISTIE LLP